Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

corey.kinger@ww.com

Media:

media@ww.com

WW International, Inc. Announces First Quarter 2024 Results

•	End of Period Subscribers of 4.0 million, including 91 thousand End of Period Clinical Subscribers

•	Revenues of $206.5 million

•	Gross margin of 66.7%; excluding the net impact of restructuring charges related to prior year restructuring plans, adjusted gross margin of 67.9%

•

Operating Loss of $269.3 million primarily due to $258.0 million in non-cash intangible impairment charges for franchise rights acquired; excluding such impairment charges and the net impact of restructuring charges related to prior year restructuring plans, adjusted operating loss of $5.6 million

•	Provides update to full year fiscal 2024 guidance

NEW YORK (May 2, 2024) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced its results for the first quarter of fiscal 2024.

“We delivered solid performance in the first quarter with end of period subscribers of 4.0 million, improved retention and engagement in our core business, and continued strong growth in our clinical business with 91 thousand end of period clinical subscribers,” said Sima Sistani, the Company’s CEO. “We continue to expect to end the year with total subscribers in the range of 3.8 million to 4.0 million, including between 140 thousand and 160 thousand subscribers to our new WeightWatchers Clinic. We are executing on our plan by returning WeightWatchers to profitable growth while transforming our business model for the future.”

“We are maintaining our revenue guidance for 2024, including a return to year-over-year growth in subscription revenues,” said Heather Stark, the Company’s CFO. “We are operating more efficiently, demonstrated by record gross margin and our outlook for strong adjusted operating income growth.”

Q1 2024 Consolidated Results

				% Change
	Three Months Ended			Adjusted for
	March 30,	April 1,		Constant
	2024	2023	% Change	Currency(1)
(in millions except percentages and per share amounts)
Subscription Revenues, net	$204.1	$211.0	(3.3%)	(3.7%)
Other Revenues, net(2)	2.5	30.9	(91.9%)	(92.0%)

Revenues, net	$206.5	$241.9	(14.6%)	(14.9%)
Gross Profit	$137.8	$119.5	15.3%	14.8%
Non-GAAP Adjustments(1)
Net Restructuring Charges(3)	2.5	18.6

Adjusted Gross Profit(1)	$140.3	$138.1	1.5%	1.1%
Operating Loss	($269.3)	($28.6)	100.0%*	100.0%*
Non-GAAP Adjustments(1)
Franchise Rights Acquired Impairments	258.0	—
Net Restructuring Charges(3)	5.7	22.7
Acquisition Transaction Costs	—	3.7

Adjusted Operating Loss(1)	($5.6)	($2.2)	100.0%*	100.0%*
Net Loss	($347.9)	($118.7)	100.0%*	100.0%*
EPS	($4.39)	($1.68)	100.0%*	100.0%*
Total Paid Weeks	51.8	51.0	1.7%	N/A
Digital(4) Paid Weeks	42.3	40.8	3.7%	N/A

Workshops + Digital(5) Paid Weeks	8.4	10.2	(17.0%)	N/A

Clinical(6) Paid Weeks	1.1	—	N/A	N/A

End of Period Subscribers(7)	4.0	4.0	(0.4%)	N/A
Digital Subscribers	3.3	3.3	0.7%	N/A
Workshops + Digital Subscribers	0.6	0.8	(16.7%)	N/A
Clinical Subscribers	0.1	—	N/A	N/A

Note: Totals may not sum due to rounding.

*	Note: Percentage in excess of 100.0% and not meaningful.
(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

“Other Revenues, net” (formerly known as “Product Sales and Other, net”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other Revenues, net” included sales of consumer products.

(3)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2023, 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(4)	“Digital” refers to providing subscriptions to the Company’s digital product offerings.
(5)	“Workshops + Digital” refers to providing subscriptions for unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings.
(6)	“Clinical” refers to providing subscriptions to the Company’s clinical product offerings provided by WeightWatchers Clinic (formerly referred to as Sequence).
(7)	“Subscribers” refers to Digital subscribers, Workshops + Digital subscribers, and Clinical subscribers who participate in recurring bill programs in Company-owned operations.

Q1 2024 Business and Financial Highlights

•

End of Period Subscribers in Q1 2024 were down 0.4% versus the prior year period. Q1 2024 End of Period Workshops + Digital Subscribers decreased 16.7% versus the prior year period. Q1 2024 End of Period Digital Subscribers increased 0.7% versus the prior year period. Q1 2024 End of Period Clinical Subscribers were 91 thousand.

•

Total Paid Weeks in Q1 2024 were up 1.7% versus the prior year period, driven by the Digital business and the inclusion of 1.1 million Clinical Paid Weeks. Q1 2024 Digital Paid Weeks increased 3.7% versus the prior year period. Q1 2024 Workshops + Digital Paid Weeks decreased 17.0% versus the prior year period.

•	Revenues in Q1 2024 were $206.5 million. On a constant currency basis, Q1 2024 revenues decreased 14.9% versus the prior year period.

•

Subscription Revenues in Q1 2024 were $204.1 million. On a constant currency basis, these revenues decreased 3.7% versus the prior year period. Subscription Revenues included $18.8 million of Clinical Subscription Revenues.

•	Other Revenues in Q1 2024 were $2.5 million. On a constant currency basis, these revenues decreased 92.0% versus the prior year period driven by the wind down of the consumer products business.

•

Gross Profit in Q1 2024 was $137.8 million, compared to $119.5 million in the prior year period. Adjusted gross profit in Q1 2024, which excluded the net impact of $2.5 million of restructuring charges related to prior year restructuring plans, was $140.3 million. Adjusted gross profit in Q1 2023, which excluded the net impact of $18.6 million of restructuring charges, was $138.1 million.

•

Gross Margin in Q1 2024 was 66.7%, as compared to 49.4% in the prior year period. Adjusted gross margin in Q1 2024 was 67.9%, up from an adjusted gross margin of 57.1% in the prior year period, primarily driven by actions to reduce the fixed cost base and mix shift within the business.

•

Non-Cash Intangible Impairment Charges: During Q1 2024, the Company recorded non-cash impairment charges of franchise rights acquired totaling $258.0 million. These impairments were primarily driven by an increase in the Company’s weighted average cost of capital reflecting market factors.

•

Operating Loss in Q1 2024 was $269.3 million, compared to operating loss of $28.6 million in the prior year period. Adjusted operating loss in Q1 2024, which excluded $258.0 million of non-cash intangible impairment charges and the net impact of $5.7 million of restructuring charges related to prior year restructuring plans, was $5.6 million. Adjusted operating loss in Q1 2023, which excluded the net impact of $22.7 million of restructuring charges and the impact of $3.7 million of acquisition transaction costs, was $2.2 million.

•

Income Tax Expense in Q1 2024 was $55.4 million, which reflected the impact of an unusually high negative annual effective tax rate driven by a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2024 guidance. In the prior year period, income tax expense was $67.6 million.

•	Net Loss in Q1 2024 was $347.9 million compared to net loss of $118.7 million in the prior year period.

•	Diluted Net Loss per share in Q1 2024 was $4.39 compared to diluted net loss per share of $1.68 in the prior year period.
•	Certain items affect year-over-year comparability.

•	Q1 2024 diluted net loss per share incorporated the net negative impact of $4.33 per diluted share in the aggregate due to the following items:

•	$3.05 per diluted share negative impact of non-cash intangible impairment charges for franchise rights acquired.

•

$1.22 per diluted share negative tax impact arising from an unusually high negative annual effective tax rate as a result of a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2024 guidance.

•	$0.05 per diluted share net negative impact of restructuring charges related to prior year restructuring plans.

•	Q1 2023 diluted net loss per share incorporated the negative impact of $1.59 per diluted share in the aggregate due to the following items:

•	$0.24 per diluted share net negative impact of restructuring charges.

•

$1.30 per diluted share negative tax impact arising from an unusually high negative annual effective tax rate as a result of a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2023 guidance.

•	$0.05 per diluted share negative impact from acquisition transaction costs.

Other Items

•	Cash balance as of March 30, 2024 was $66.6 million. On that same date, the Company had no outstanding borrowings under its revolving credit facility.

•

Interest Rate Hedges: The Company’s interest rate swaps in effect as of the end of the first quarter of fiscal 2024 terminated on March 31, 2024. As of May 2, 2024, the Company had no active swaps in place.

•	2023 Restructuring Plan: In connection with the previously announced 2023 restructuring plan, the Company recorded aggregate restructuring charges of $5.5 million in Q1 2024.

•

Reportable Segment Update: As previously disclosed, as a result of the continued evolution of the Company’s centralized organizational structure in fiscal 2023, and management’s 2024 strategic planning process, the Company’s reportable segments changed commencing with the first day of fiscal 2024 to one segment.

Full Year Fiscal 2024 Guidance

The Company is providing the following update to full year fiscal 2024 guidance:

•

Maintaining previously provided revenue guidance range of $830.0 million to $860.0 million, reflecting a $55 million year-over-year headwind from the strategic decision to wind down the Company’s low-margin consumer products business.

•

Operating loss is expected to be in the range of $163.7 million to $153.7 million; excluding the non-cash intangible impairment charges and net impact of restructuring charges recorded in the first quarter of fiscal 2024, adjusted operating income is expected to be in the range of $100.0 million to $110.0 million, which is consistent with previously provided operating income guidance that did not include the above impairment and restructuring charges.

First Quarter 2024 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Heather Stark, Chief Financial Officer, will discuss the first quarter of fiscal 2024 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, under Events and Presentations. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross margin, operating loss, operating loss margin and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the first quarter of fiscal 2024 to exclude (x) the impact of impairment charges for the Company’s franchise rights acquired related to its United States, Australia, New Zealand and United Kingdom units of account and (y) the net impact of charges associated with the Company’s previously disclosed 2023 restructuring plan (the “2023 plan”) and the Company’s previously disclosed 2022 restructuring plan (the “2022 plan”); and (ii) the first quarter of fiscal 2023 to exclude (x) the net impact of (a) charges associated with the 2023 plan, (b) charges associated with the 2022 plan or the reversal of certain of the charges associated with the 2022 plan, as applicable, (c) the reversal of certain of the charges associated with the Company’s previously disclosed 2021 organizational restructuring plan (the “2021 plan”), and (d) the reversal of certain of the charges associated with the Company’s previously disclosed 2020 organizational restructuring plan (the “2020 plan”); and (y) the impact of certain non-recurring transaction costs in connection with the acquisition of Sequence. The Company generally refers to such non-GAAP measures as excluding or adjusting for the impact of franchise rights acquired impairments, the net impact of restructuring charges, and the impact of acquisition transaction costs, as applicable. The Company also presents in the attachments to this release the non-GAAP financial measures: earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”); earnings before interest, taxes, depreciation, amortization, stock-based compensation, franchise rights acquired and goodwill impairments, net restructuring charges, and certain non-recurring transaction costs in connection with the acquisition of Sequence (“Adjusted EBITDAS”); total debt less unamortized deferred financing costs, unamortized debt discount and cash on hand (i.e., net debt); and a net debt/Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates. A reconciliation of the forward-looking full year EBITDAS outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science-based, clinically effective weight loss and weight management programs. For six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our programs. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management and health and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to be a leader in the rapidly evolving and increasingly competitive clinical weight management and weight loss market; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or its ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the Company’s ability to evolve its community offerings to meet the evolving tastes and preferences of its members; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of the Company’s social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers, affiliated provider entities, PCs’ healthcare professionals, and other partners, including as a result of its acquisition of Weekend Health, Inc., doing business as Sequence (“Sequence”) (the “Acquisition”); the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s ability to successfully make acquisitions or enter into collaborations or joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses, including with respect to Sequence; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, rising interest rates, the potential impact of political and social unrest and increased volatility in the credit and capital markets; the seasonal nature of the Company’s business; the Company’s failure to maintain effective internal control over financial reporting; the impact of events that impede accessing resources or discourage or impede people from gathering with others; the early termination by the Company of leases; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and its exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to successfully integrate and use artificial intelligence in its business; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of war and terrorism; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; risks related to the Acquisition, including risks that the Acquisition may not achieve its intended results; risks related to the Company’s exposure to extensive and complex healthcare laws and regulations as a result of the Acquisition; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission (the “SEC”) (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	March 30,	December 30,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$66,615	$109,366
Receivables (net of allowances: March 30, 2024 - $1,887 and December 30, 2023 - $1,041)	13,173	14,938
Prepaid income taxes	14,316	25,370
Prepaid marketing and advertising	2,982	10,149
Prepaid expenses and other current assets	19,888	19,651

TOTAL CURRENT ASSETS	116,974	179,474
Property and equipment, net	19,068	19,741
Operating lease assets	50,133	52,272
Franchise rights acquired	128,213	386,526
Goodwill	242,258	243,441
Other intangible assets, net	58,031	63,208
Deferred income taxes	20,328	19,683
Other noncurrent assets	19,243	17,685

TOTAL ASSETS	$654,248	$982,030

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of operating lease liabilities due within one year	$9,660	$9,613
Accounts payable	22,514	18,507
Salaries and wages payable	52,769	79,096
Accrued marketing and advertising	15,789	18,215
Accrued interest	11,204	5,346
Deferred acquisition payable	16,000	16,500
Other accrued liabilities	23,019	22,610
Income taxes payable	62,088	1,609
Deferred revenue	36,004	33,966

TOTAL CURRENT LIABILITIES	249,047	205,462
Long-term debt, net	1,427,509	1,426,464
Long-term operating lease liabilities	51,256	53,461
Deferred income taxes	22,544	41,994
Other	16,191	15,743

TOTAL LIABILITIES	1,766,547	1,743,124
TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 130,048 shares issued at March 30, 2024 and 130,048 shares issued at December 30, 2023	0	0
Treasury stock, at cost, 50,803 shares at March 30, 2024 and 50,859 shares at December 30, 2023	(3,062,005)	(3,064,628)
Retained earnings	1,966,625	2,314,834
Accumulated other comprehensive loss	(16,919)	(11,300)

TOTAL DEFICIT	(1,112,299)	(761,094)

TOTAL LIABILITIES AND TOTAL DEFICIT	$654,248	$982,030

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	March 30,	April 1,
	2024	2023
Subscription revenues, net (1)	$204,056	$211,032
Other revenues, net (2)	2,492	30,863

Revenues, net	206,548	241,895

Cost of subscription revenues (3)	67,816	94,897
Cost of other revenues	932	27,487

Cost of revenues	68,748	122,384

Gross profit	137,800	119,511
Marketing expenses	90,162	88,234
Selling, general and administrative expenses	58,982	59,860
Franchise rights acquired impairments	257,988	—

Operating loss	(269,332)	(28,583)
Interest expense	24,727	22,846
Other income, net	(1,605)	(330)

Loss before income taxes	(292,454)	(51,099)
Provision for income taxes	55,448	67,580

Net loss	$(347,902)	$(118,679)

Net loss per share
Basic	$(4.39)	$(1.68)

Diluted	$(4.39)	$(1.68)

Weighted average common shares outstanding
Basic	79,208	70,596

Diluted	79,208	70,596

Note:	Totals may not sum due to rounding.
(1)

“Subscription revenues, net” consist of net “Digital Subscription Revenues”, net “Workshops + Digital Subscription Revenues” and net “Clinical Subscription Revenues”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings. “Workshops + Digital Subscription Revenues” consist of the fees associated with subscriptions for combined workshops and Digital offerings. “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(2)

“Other revenues, net” (formerly known as “product sales and other, net”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other revenues, net” included sales of consumer products.

(3)	“Cost of subscription revenues” consists of cost of revenues and operating expenses for the Company’s Digital, Workshops + Digital and Clinical services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	March 30,	April 1,
	2024	2023
Operating activities:
Net loss	$(347,902)	$(118,679)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	10,403	11,989
Amortization of deferred financing costs and debt discount	1,254	1,254
Impairment of franchise rights acquired	257,988	—
Impairment of intangible and long-lived assets	24	171
Share-based compensation expense	2,402	2,669
Deferred tax benefit	(18,244)	(3,110)
Allowance for doubtful accounts	2,757	(74)
Reserve for inventory obsolescence	85	2,037
Foreign currency exchange rate gain	(1,304)	(389)
Changes in cash due to:
Receivables	3,788	(5,961)
Inventories	79	7,994
Prepaid expenses	13,882	4,937
Accounts payable	4,130	2,728
Accrued liabilities	(26,393)	3,188
Deferred revenue	2,321	3,405
Other long term assets and liabilities, net	(1,796)	734
Income taxes	60,491	60,385

Cash used for operating activities	(36,035)	(26,722)

Investing activities:
Capital expenditures	(476)	(990)
Capitalized software and website development expenditures	(4,333)	(9,350)
Other items, net	(1)	(8)

Cash used for investing activities	(4,810)	(10,348)

Financing activities:
Taxes paid related to net share settlement of equity awards	(114)	(205)
Proceeds from stock options exercised	—	7
Cash paid for acquisitions	(500)	(500)
Other items, net	(2)	(26)

Cash used for financing activities	(616)	(724)

Effect of exchange rate changes on cash and cash equivalents	(1,290)	315

Net decrease in cash and cash equivalents	(42,751)	(37,479)
Cash and cash equivalents, beginning of period	109,366	178,326

Cash and cash equivalents, end of period	$66,615	$140,847

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	March 30, 2024	April 1, 2023	Variance
Paid Weeks (1)
Digital Paid Weeks	42,319	40,801	3.7%
Workshops + Digital Paid Weeks	8,425	10,151	(17.0%)
Clinical Paid Weeks	1,056	—	N/A

Total Paid Weeks	51,799	50,952	1.7%

End of Period Subscribers (2)
End of Period Digital Subscribers	3,277	3,254	0.7%
End of Period Workshops + Digital Subscribers	640	768	(16.7%)
End of Period Clinical Subscribers	91	—	N/A

Total End of Period Subscribers	4,008	4,022	(0.4%)

Note:	Totals may not sum due to rounding.
(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s Digital offerings; (ii) “Workshops + Digital Paid Weeks” is the total paid subscription weeks for combined workshops and Digital offerings; (iii) “Clinical Paid Weeks” is the total paid subscription weeks for the Company’s Clinical offerings; and (iv) “Total Paid Weeks” is the sum of Digital Paid Weeks, Workshops + Digital Paid Weeks and Clinical Paid Weeks.

(2)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of subscribers that have access to combined workshops and Digital offerings; (iii) “End of Period Clinical Subscribers” is the total number of Clinical subscribers; and (iv) “End of Period Subscribers” is the sum of End of Period Digital Subscribers, End of Period Workshops + Digital Subscribers and End of Period Clinical Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2024 Variance
						2024
						Constant
	Q1 2024			Q1 2023	2024	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2023	2023
Selected Financial Data
Total Revenues	$206,548	$(783)	$205,765	$241,895	(14.6%)	(14.9%)
Digital Subscription Revenues (1)	$137,633	$(602)	$137,031	$149,344	(7.8%)	(8.2%)
Workshops + Digital Subscription Revenues (2)	$47,671	$(168)	$47,503	$61,688	(22.7%)	(23.0%)
Clinical Subscription Revenues (3)	$18,752	$—	$18,752	$—	N/A	N/A
Subscription Revenues (4)	$204,056	$(770)	$203,286	$211,032	(3.3%)	(3.7%)
Other Revenues (5)	$2,492	$(13)	$2,479	$30,863	(91.9%)	(92.0%)

Note:	Totals may not sum due to rounding.
(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings.
(2)	“Workshops + Digital Subscription Revenues” consist of the fees associated with subscriptions for combined workshops and Digital offerings.
(3)	“Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.
(4)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Subscription Revenues” plus “Clinical Subscription Revenues”.
(5)

“Other Revenues” (formerly known as “product sales and other”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other Revenues” included sales of consumer products.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

																		Q1 2024 Variance
																				2024 Constant Currency
	Q1 2024											Q1 2023							2024 Adjusted vs 2023 Adjusted	2024 vs 2023	2024 Adjusted vs 2023 Adjusted
	GAAP		Adjustment		Adjusted		Currency Adjustment	Constant Currency		Adjusted Constant Currency		GAAP		Adjustment		Adjusted		2024 vs 2023
Selected Financial Data
Gross Profit	$137,800		$2,455	(1)	$140,255		$(575)	$137,225		$139,680		$119,511		$18,618	(5)	$138,129		15.3%	1.5%	14.8%	1.1%
Gross Margin	66.7%				67.9%			66.7%		67.9%		49.4%				57.1%
Selling, General and Administrative Expenses	$58,982		$(3,282	) (2)	$55,700		$(125)	$58,857		$55,575		$59,860		$(7,761	) (6)	$52,099		(1.5%)	6.9%	(1.7%)	6.7%
Operating Loss	$(269,332)		$263,725	(3)	$(5,607)		$(263)	$(269,595)		$(5,766	) (4)	$(28,583)		$26,379	(7)	$(2,204)		842.2%	154.2%	843.2%	161.4%
Operating Loss Margin	(130.4%	)			(2.7%	)		(131.0%	)	(2.8%	)	(11.8%	)			(0.9%	)

Note:	Totals may not sum due to rounding.
(1)

Excludes the net impact of $2,430 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $25 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(2)

Excludes the net impact of $3,063 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $219 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(3)

Excludes (i) the impact of impairment charges of the Company’s franchise rights acquired of $251,431, $4,074, $2,328 and $155 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively, and (ii) the net impact of (a) $2,430 of charges and $3,063 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (b) $25 of charges and $219 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)

Includes $104 of currency adjustment associated with the impairment charges of the Company’s franchise rights acquired of $4,074, $2,328 and $155 related to its Australia, New Zealand and United Kingdom units of account, respectively.

(5)

Excludes the net impact of $18,893 of charges associated with the Company’s previously disclosed 2023 restructuring plan, the reversal of $263 of charges associated with the Company’s previously disclosed 2022 restructuring plan, the reversal of $7 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $5 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(6)

Excludes (i) the impact of $3,739 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $303 of charges associated with the Company’s previously disclosed 2022 restructuring plan, and (ii) the impact of $3,719 of acquisition transaction costs.

(7)

Excludes (i) the net impact of (a) $18,893 of charges and $3,739 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (b) the reversal of $263 of charges and $303 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (c) the reversal of $7 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues, and (d) the reversal of $5 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues, and (ii) the impact of $3,719 of acquisition transaction costs.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	March 30,	April 1,
	2024	2023
Net Loss	$(347,902)	$(118,679)
Interest	24,727	22,846
Taxes	55,448	67,580
Depreciation and Amortization	10,403	10,273
Stock-based Compensation	2,402	2,669

EBITDAS	$(254,922)	$(15,311)

Franchise Rights Acquired Impairments (1)	257,988	—
2023 Plan Restructuring Charges (2)	5,493	22,632
2022 Plan Restructuring Charges (3)	244	40
2021 Plan Restructuring Charges (4)	—	(7)
2020 Plan Restructuring Charges (5)	—	(5)
Acquisition Transaction Costs (6)	—	3,719

Adjusted EBITDAS	$8,803	$11,068

Note:	Totals may not sum due to rounding.
(1)

Impairment charges of the Company’s franchise rights acquired of $251,431, $4,074, $2,328 and $155 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively.

(2)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(3)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(4)	The reversal of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(5)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(6)	Certain non-recurring transaction costs in connection with the Company’s acquisition of Sequence.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIOS)

UNAUDITED

	Q2 2023	Q3 2023	Q4 2023		Q1 2024	Trailing Twelve Months
Net Debt to Adjusted EBITDAS

Net Income (Loss)	$50,828	$43,731	$(88,135)		$(347,902)	$(341,478)
Interest	24,075	24,508	24,464		24,727	97,774
Taxes	(48,066)	(38,447)	57,556		55,448	26,491
Depreciation and Amortization	11,932	13,428	10,007		10,403	45,770
Stock-based Compensation	3,063	3,225	2,346		2,402	11,036

EBITDAS	$41,832	$46,445	$6,238		$(254,922)	$(160,407)

Franchise Rights Acquired and Goodwill Impairments	—	—	3,633	(1)	257,988 (2)	261,621
2023 Plan Restructuring Charges (3)	1,784	6,187	23,140		5,493	36,604
2022 Plan Restructuring Charges (4)	818	(212)	489		244	1,339
2021 Plan Restructuring Charges (5)	64	—	—		—	64
2020 Plan Restructuring Charges (6)	(16)	—	—		—	(16)
Acquisition Transaction Costs (7)	4,886	—	—		—	4,886

Adjusted EBITDAS	$49,368	$52,420	$33,500		$8,803	$144,091

Total Debt						$1,427,509
Less: Cash						66,615

Net Debt						$1,360,894

Total Debt to Net Loss						(4.2	)X

Net Debt to Adjusted EBITDAS						9.4 X

Note:	Totals may not sum due to rounding.
(1)

Impairment charges of the Company’s goodwill of $2,383 and $1,203 related to its Republic of Ireland and Northern Ireland reporting units, respectively, and the impairment charge of the Company’s franchise rights acquired of $47 related to its Northern Ireland unit of account.

(2)

Impairment charges of the Company’s franchise rights acquired of $251,431, $4,074, $2,328 and $155 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively.

(3)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(4)	Charges or the reversal of charges, as applicable, associated with the Company’s previously disclosed 2022 restructuring plan.
(5)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(6)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(7)	Certain non-recurring transaction costs in connection with the Company’s acquisition of Sequence.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS)

UNAUDITED

Full Year 2024
Operating Income Guidance Reconciliation
Operating Loss	$(163.7) - $(153.7)
Net Restructuring Charges (1)	$(5.7)
Franchise Rights Acquired Impairments (2)	$(258.0)

Adjusted Operating Income	$100.0 - $110.0

(1)	Reflects the net restructuring charges incurred in first quarter of fiscal 2024 related to the Company’s previously disclosed 2023 restructuring plan and 2022 restructuring plan.
(2)	Reflects the impairment charges of the Company’s franchise rights acquired related to its United States, Australia, New Zealand and United Kingdom units of account in the first quarter of fiscal 2024.